Exhibit 99.1
OpenText Reports First Quarter Fiscal Year 2023 Financial Results
Record Q1 Revenues Powered by Cloud Revenue Growth and Continued Strong Cloud Bookings
Fiscal 2023 First Quarter Highlights

Total Revenues (in millions)		Annual Recurring Revenues (in millions)		Cloud Revenues (in millions)
Reported	Constant Currency	Reported	Constant Currency	Reported	Constant Currency
$852	$892	$722	$754	$405	$417
+2.4%	+7.1%	+4.4%	+8.9%	+13.5%	+16.9%
Annual Recurring Revenues represent 85% of Total Revenues

•Total revenues of $852 million, up 2.4% Y/Y or up 7.1% in constant currency
•Annual recurring revenues of $722 million, up 4.4% Y/Y or up 8.9% in constant currency, a record 85% of total revenues
•Cloud revenues of $405 million, up 13.5% Y/Y or up 16.9% in constant currency
•Strong quarterly enterprise cloud bookings(1) of $112 million, up 37% Y/Y
•Operating cash flows were $132 million and free cash flows(3) were $96 million
•TTM operating cash flows(2) were $924 million and TTM free cash flows(2)(3) were $821 million
•GAAP-based net income (loss) of ($117) million including $181 million of pretax unrealized losses on mark-to-market valuations related to derivative transactions in connection with the Micro Focus acquisition
•Adjusted EBITDA(3) of $304 million, margin of 35.7% and TTM Adjusted EBITDA(2)(3) of $1,246 million, margin of 35.5%
•GAAP-based diluted earnings (loss) per share (EPS) of ($0.43), Non-GAAP diluted EPS(3) of $0.77

Waterloo, ON, November 3, 2022 - Open Text Corporation (NASDAQ: OTEX), (TSX: OTEX), today announced its financial results for the fourth quarter ended September 30, 2022.

“OpenText demonstrated outstanding execution and delivered record Q1 revenues and enterprise cloud bookings, up 37% Y/Y, amidst a dynamic macro environment,” said Mark J. Barrenechea, OpenText CEO & CTO. “Total revenues of $852 million grew 2.4% year-over-year or 7.1% in constant currency. Cloud revenues of $405 million grew 13.5% year-over-year or 16.9% in constant currency, driven by increased cloud consumption. Annual recurring revenues of $722 million grew 4.4% year-over-year or 8.9% in constant currency, representing 85% of total revenues and achieving seven consecutive quarters of cloud and ARR organic growth in constant currency.”

“OpenText empowers organizations to drive cloud-based digital transformations, helping customers excel in a world of rapid change,” added Mr. Barrenechea. “On August 25, 2022, we announced our intention to acquire Micro Focus International plc, and on October 18, Micro Focus shareholders approved the offer - an important milestone in our path towards completing the acquisition. With the planned acquisition of Micro Focus, OpenText will be one of the world's largest software and cloud businesses with a $170 billion market opportunity. We remain on track to close the Micro Focus acquisition in the first calendar quarter of 2023.”

“We are pleased with our first fiscal quarter performance where we continued to lead with operational excellence in a dynamic environment,” said Madhu Ranganathan, OpenText EVP, CFO. “With approximately $1.7 billion in cash as of September 30, 2022, our balance sheet and liquidity position remain solid. OpenText’s strong momentum reflects continued execution of OpenText strategic priorities and positions us well for the upcoming integration of Micro Focus.”

(1) Enterprise cloud bookings is defined as the total value from cloud services and subscription contracts, entered into in the period that are new, committed and incremental to our existing contracts, excluding the impact of Carbonite and Zix.
(2) TTM is calculated as the full year FY’22 amount, less Q1FY’22, plus Q1FY’23 included within our current and historical filings on Forms 10-Q and 10-K.
(3) Please see Note 2 “Use of Non-GAAP Financial Measures” to the consolidated financial statements below.

Financial Highlights for Q1 Fiscal 2023 with Year Over Year Comparisons

Summary of Quarterly Results
(In millions, except per share data)	Q1 FY'23	Q1 FY'22	$ Change	% Change	Q1 FY'23 in CC*	% Change in CC*
Revenues:
Cloud services and subscriptions	$404.7	$356.6	$48.1	13.5%	$416.8	16.9%
Customer support	317.4	335.2	($17.9)	(5.3)%	336.9	0.5%
Total annual recurring revenues**	$722.0	$691.8	$30.2	4.4%	$753.6	8.9%
License	62.5	73.5	($11.0)	(14.9)%	66.4	(9.7)%
Professional service and other	67.5	67.0	$0.5	0.8%	71.8	7.2%
Total revenues	$852.0	$832.3	$19.7	2.4%	$891.8	7.1%
GAAP-based operating income	$146.4	$182.7	($36.3)	(19.9)%	N/A	N/A
Non-GAAP-based operating income (1)	$280.9	$302.0	($21.1)	(7.0)%	$296.4	(1.9)%
GAAP-based net income (loss) attributable to OpenText	($116.9)	$131.9	($248.8)	(188.6)%	N/A	N/A
GAAP-based EPS, diluted	($0.43)	$0.48	($0.91)	(189.6)%	N/A	N/A
Non-GAAP-based EPS, diluted (1)(2)	$0.77	$0.83	($0.06)	(7.2)%	$0.83	—%
Adjusted EBITDA (1)	$304.0	$323.4	($19.3)	(6.0)%	$319.7	(1.1)%
Operating cash flows	$132.0	$189.7	($57.7)	(30.4)%	N/A	N/A
Free cash flows (1)	$95.6	$163.0	($67.3)	(41.3)%	N/A	N/A

(1) Please see Note 2 “Use of Non-GAAP Financial Measures” to the consolidated financial statements below.
(2) Please also see Note 14 to the Company's Fiscal 2018 Consolidated Financial Statements on Form 10-K. Reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period.
Note: Individual line items in tables may be adjusted by non-material amounts to enable totals to align to published financial statements.
*CC: Constant currency for this purpose is defined as the current period reported revenues/expenses/earnings represented at the prior comparative period's foreign exchange rate.
**Annual recurring revenue is defined as the sum of Cloud services and subscriptions revenue and Customer support revenue.

Dividend
As part of our quarterly, non-cumulative cash dividend program, the Board declared on November 2, 2022, a cash dividend of $0.24299 per common share. The record date for this dividend is December 2, 2022 and the payment date is December 22, 2022. OpenText believes strongly in returning value to its shareholders and intends to maintain its dividend program. Any future declarations of dividends and the establishment of future record and payment dates are all subject to the final determination and discretion of the Board of Directors.
Quarterly Business Highlights
•OpenText announced its intention to acquire Micro Focus International plc and fund the all-cash offer with existing cash, new debt and a draw on our existing revolving credit facility
•Micro Focus shareholders approved all cash offer by OpenText
•Key customer wins in the quarter include: Al Ahli Bank of Kuwait, Alcatel Lucent, Auto Club Group of Michigan, The City of Calgary, Close Brothers Group, DataExpert, Engie, Fifth Third Bank, Industry Data Exchange Association, KMD Nexus, Penn Mutual, People’s Education Press, Sutter Health, Serious Fraud Office, University of Winchester and Water Board Hoogheemraadschap
•OpenText kicked off OpenText World introducing Cloud Editions 22.4 and Project Titanium

•OpenText unveiled new integrations and innovations with Google Cloud at OpenText World 2022
•OpenText announced 2030 Pledge Zero-in with ambitious ESG targets and programs

Summary of Quarterly Results
	Q1 FY'23	Q4 FY'22	Q1 FY'22	% Change (Q1 FY'23 vs Q4 FY'22)		% Change (Q1 FY'23 vs Q1 FY'22)
Revenue (millions)	$852.0	$902.5	$832.3	(5.6)%		2.4%
GAAP-based gross margin	69.7%	70.2%	69.0%	(50)	bps	70	bps
Non-GAAP-based gross margin (1)	75.2%	75.9%	75.7%	(70)	bps	(50)	bps
GAAP-based EPS, diluted	($0.43)	$0.38	$0.48	(213.2)%		(189.6)%
Non-GAAP-based EPS, diluted (1)(2)	$0.77	$0.80	$0.83	(3.8)%		(7.2)%

(1) Please see Note 2 “Use of Non-GAAP Financial Measures” to the consolidated financial statements below.
(2) Please also see Note 14 to the Company's Fiscal 2018 Consolidated Financial Statements on Form 10-K. Reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period.
Conference Call Information

OpenText posted an investor presentation on its Investor Relations website at http://investors.opentext.com and invites the public to listen to the earnings conference call today at 5:00 p.m. ET (2:00 p.m. PT) by dialing 1-800-319-4610 (toll-free) or +1-604-638-5340 (international). Please dial-in 10 minutes ahead of time to ensure proper connection. Alternatively, a live webcast of the earnings conference call will be available on the Investor Relations section of the Company's website at http://investors.opentext.com/investor-events-and-presentations.

A replay of the call will be available beginning November 3, 2022 at 7:00 p.m. ET through 11:59 p.m. on November 17, 2022 and can be accessed by dialing 1-855-669-9658 (toll-free) or +1-604-674-8052 (international) and using passcode 9454 followed by the number sign.

Please see below note (2) for a reconciliation of U.S. GAAP-based financial measures used in this press release to Non-GAAP-based financial measures.

About OpenText

OpenText, The Information Company™, enables organizations to gain insight through market leading information management solutions, powered by OpenText Cloud Editions. For more information about OpenText (NASDAQ: OTEX, TSX: OTEX) visit opentext.com.
Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release, including statements about the focus of Open Text Corporation (“OpenText” or “the Company”) in our fiscal year ending June 30, 2023 (Fiscal 2023) on growth, future cloud growth and market share gains, future organic growth initiatives and deployment of capital, intention to maintain a dividend program, the proposed acquisition of Micro Focus International plc (the Acquisition) and associated benefits, future tax rates, new platform and product offerings and associated benefits to customers, scaling OpenText, and other matters, which may contain words such as “anticipates”, “expects”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “may”, “could”, “would”, “might”, “will” and variations of these words or similar expressions are considered forward-looking statements or information under applicable securities laws. In addition, any information or statements that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking, and based on our current expectations, forecasts and projections about the operating environment, economies and markets in which we operate. Forward-looking statements reflect our current estimates, beliefs and assumptions, which are based on management's perception of historic trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances, such as certain assumptions about the economy, as well as market, financial and operational assumptions. Management's estimates, beliefs and assumptions are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and, as such, are subject to change. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct. Such forward-looking statements involve known and unknown risks and uncertainties such as those relating to: inability to obtain required regulatory approvals for the

Acquisition, the timing of obtaining such approvals and the risk that such approvals may result in the imposition of conditions that could adversely affect; the expected benefits of the Acquisition; the risk that a condition to closing of the Acquisition may not be satisfied on a timely basis or at all; uncertainties as to access to available financing (including refinancing of debt) on a timely basis and on reasonable terms; all statements regarding the expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management following the Acquisition, including any anticipated synergy benefits; our ability to integrate successfully Micro Focus’ operations and programs, including incurring unanticipated costs, delays or difficulties; duration and severity of the COVID-19 pandemic, including any new strains or resurgence; and our ability to develop, protect and maintain our intellectual property and proprietary technology and to operate without infringing on the proprietary rights of others. For additional information with respect to risks and other factors which could occur, see the Company's Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other securities filings with the Securities and Exchange Commission (SEC) and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:
Harry E. Blount
Senior Vice President, Global Head of Investor Relations
Open Text Corporation
415-963-0825
investors@opentext.com

Copyright ©2022 Open Text. OpenText is a trademark or registered trademark of Open Text. The list of trademarks is not exhaustive of other trademarks. Registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text. All rights reserved. For more information, visit: http://www.opentext.com/who-we-are/copyright-information.

OPEN TEXT CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share data)

	September 30, 2022	June 30, 2022
ASSETS	(unaudited)
Cash and cash equivalents	$1,704,385	$1,693,741
Accounts receivable trade, net of allowance for credit losses of $15,410 as of September 30, 2022 and $16,473 as of June 30, 2022	378,143	426,652
Contract assets	27,802	26,167
Income taxes recoverable	8,856	18,255
Prepaid expenses and other current assets	124,868	120,552
Total current assets	2,244,054	2,285,367
Property and equipment	251,151	244,709
Operating lease right of use assets	201,374	198,132
Long-term contract assets	18,544	19,719
Goodwill	5,226,814	5,244,653
Acquired intangible assets	974,589	1,075,208
Deferred tax assets	814,471	810,154
Other assets	299,608	256,987
Long-term income taxes recoverable	46,483	44,044
Total assets	$10,077,088	$10,178,973
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$601,074	$448,607
Current portion of long-term debt	10,000	10,000
Operating lease liabilities	58,969	56,380
Deferred revenues	848,789	902,202
Income taxes payable	58,692	51,069
Total current liabilities	1,577,524	1,468,258
Long-term liabilities:
Accrued liabilities	20,119	18,208
Pension liability	53,202	60,951
Long-term debt	4,208,547	4,209,567
Long-term operating lease liabilities	197,328	198,695
Long-term deferred revenues	85,514	91,144
Long-term income taxes payable	42,087	34,003
Deferred tax liabilities	42,626	65,887
Total long-term liabilities	4,649,423	4,678,455
Shareholders' equity:
Share capital and additional paid-in capital
269,880,769 and 269,522,639 Common Shares issued and outstanding at September 30, 2022 and June 30, 2022, respectively; authorized Common Shares: unlimited	2,067,881	2,038,674
Accumulated other comprehensive income (loss)	(42,576)	(7,659)
Retained earnings	1,978,442	2,160,069
Treasury stock, at cost (3,586,014 and 3,706,420 shares at September 30, 2022 and June 30, 2022, respectively)	(154,792)	(159,966)
Total OpenText shareholders' equity	3,848,955	4,031,118
Non-controlling interests	1,186	1,142
Total shareholders' equity	3,850,141	4,032,260
Total liabilities and shareholders' equity	$10,077,088	$10,178,973

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands of U.S. dollars, except share and per share data)
(unaudited)

	Three Months Ended September 30,
	2022	2021
Revenues:
Cloud services and subscriptions	$404,651	$356,589
Customer support	317,351	335,237
License	62,548	73,529
Professional service and other	67,486	66,953
Total revenues	852,036	832,308
Cost of revenues:
Cloud services and subscriptions	131,799	119,779
Customer support	27,354	29,483
License	2,758	3,969
Professional service and other	53,800	51,725
Amortization of acquired technology-based intangible assets	42,637	53,167
Total cost of revenues	258,348	258,123
Gross profit	593,688	574,185
Operating expenses:
Research and development	110,198	100,165
Sales and marketing	167,170	146,240
General and administrative	78,074	71,477
Depreciation	23,174	21,386
Amortization of acquired customer-based intangible assets	54,438	51,884
Special charges (recoveries)	14,281	344
Total operating expenses	447,335	391,496
Income from operations	146,353	182,689
Other income (expense), net	(189,231)	29,782
Interest and other related expense, net	(40,382)	(37,055)
Income (loss) before income taxes	(83,260)	175,416
Provision for income taxes	33,625	43,450
Net income (loss) for the period	$(116,885)	$131,966
Net (income) loss attributable to non-controlling interests	(44)	(51)
Net income (loss) attributable to OpenText	$(116,929)	$131,915
Earnings (loss) per share—basic attributable to OpenText	$(0.43)	$0.48
Earnings (loss) per share—diluted attributable to OpenText	$(0.43)	$0.48
Weighted average number of Common Shares outstanding—basic (in '000's)	269,804	272,044
Weighted average number of Common Shares outstanding—diluted (in '000's)	269,804	273,232

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended September 30,
	2022	2021
Net income (loss)	$(116,885)	$131,966
Other comprehensive income (loss)—net of tax:
Net foreign currency translation adjustments	(36,366)	(10,092)
Unrealized gain (loss) on cash flow hedges:
Unrealized gain (loss) - net of tax expense (recovery) effect of ($1,206) and ($391) for the three months ended September 30, 2022 and 2021, respectively	(3,340)	(1,086)
(Gain) loss reclassified into net income - net of tax (expense) recovery effect of $212 and ($103) for the three months ended September 30, 2022 and 2021, respectively	588	(287)
Actuarial gain (loss) relating to defined benefit pension plans:
Actuarial gain (loss) - net of tax expense (recovery) effect of $1,104 and ($232) for the three months ended September 30, 2022 and 2021, respectively	4,164	(1,049)
Amortization of actuarial (gain) loss into net income - net of tax (expense) recovery effect of $26 and $68 for the three months ended September 30, 2022 and 2021, respectively	37	162
Total other comprehensive income (loss) net	(34,917)	(12,352)
Total comprehensive income (loss)	(151,802)	119,614
Comprehensive (income) loss attributable to non-controlling interests	(44)	(51)
Total comprehensive income (loss) attributable to OpenText	$(151,846)	$119,563

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(In thousands of U.S. dollars and shares)
(unaudited)

	Three Months Ended September 30, 2022
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of June 30, 2022	269,523	$2,038,674	(3,706)	$(159,966)	$2,160,069	$(7,659)	$1,142	$4,032,260
Issuance of Common Shares
Under employee stock option plans	72	1,994	—	—	—	—	—	1,994
Under employee stock purchase plans	286	9,179	—	—	—	—	—	9,179
Share-based compensation	—	23,208	—	—	—	—	—	23,208
Issuance of treasury stock	—	(5,174)	120	5,174	—	—	—	—
Dividends declared (0.24299 per Common Share)	—	—	—	—	(64,698)	—	—	(64,698)
Other comprehensive income (loss) - net	—	—	—	—	—	(34,917)	—	(34,917)
Net income (loss) for the period	—	—	—	—	(116,929)	—	44	(116,885)
Balance as of September 30, 2022	269,881	2,067,881	(3,586)	(154,792)	1,978,442	(42,576)	1,186	3,850,141

	Three Months Ended September 30, 2021
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of June 30, 2021	271,541	$1,947,764	(1,568)	$(69,386)	$2,153,326	$66,238	$1,511	$4,099,453
Issuance of Common Shares
Under employee stock option plans	796	27,299	—	—	—	—	—	27,299
Under employee stock purchase plans	197	8,489	—	—	—	—	—	8,489
Share-based compensation	—	13,934	—	—	—	—	—	13,934
Issuance of treasury stock	—	(5,909)	142	5,909	—	—	—	—
Dividends declared ($0.2209 per Common Share)	—	—	—	—	(59,878)	—	—	(59,878)
Other comprehensive income (loss) - net	—	—	—	—	—	(12,352)	—	(12,352)
Distribution to non-controlling interest	—	142	—	—	—	—	(538)	(396)
Net income (loss) for the period	—	—	—	—	131,915	—	51	131,966
Balance as of September 30, 2021	272,534	1,991,719	(1,426)	(63,477)	2,225,363	53,886	1,024	4,208,515

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net income (loss) for the period	$(116,885)	$131,966
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of intangible assets	120,249	126,437
Share-based compensation expense	23,208	13,934
Pension expense	1,387	1,486
Amortization of debt issuance costs	1,480	1,161
Write-off of right of use assets	2,827	—
Loss on sale and write down of property and equipment	—	27
Deferred taxes	(20,667)	14,682
Share in net (income) loss of equity investees	6,534	(29,315)
Unrealized (gain) loss on financial instruments	181,461	—
Changes in operating assets and liabilities:
Accounts receivable	59,494	76,526
Contract assets	(9,054)	(7,248)
Prepaid expenses and other current assets	(2,934)	(9,811)
Income taxes	15,834	16,761
Accounts payable and accrued liabilities	(27,179)	(114,334)
Deferred revenue	(53,779)	(38,516)
Other assets	(47,749)	7,542
Operating lease assets and liabilities, net	(2,268)	(1,629)
Net cash provided by operating activities	131,959	189,669
Cash flows from investing activities:
Additions of property and equipment	(36,324)	(26,712)
Other investing activities	—	296
Net cash used in investing activities	(36,324)	(26,416)
Cash flows from financing activities:
Proceeds from issuance of Common Shares from exercise of stock options and ESPP	10,037	36,720
Repayment of long-term debt and Revolver	(2,500)	(2,500)
Distribution to non-controlling interest	—	(396)
Payments of dividends to shareholders	(64,698)	(59,878)
Net cash provided by (used in) financing activities	(57,161)	(26,054)
Foreign exchange gain (loss) on cash held in foreign currencies	(28,102)	(9,277)
Increase (decrease) in cash, cash equivalents and restricted cash during the period	10,372	127,922
Cash, cash equivalents and restricted cash at beginning of the period	1,695,911	1,609,800
Cash, cash equivalents and restricted cash at end of the period	$1,706,283	$1,737,722

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(unaudited)

Reconciliation of cash, cash equivalents and restricted cash:	September 30, 2022	September 30, 2021
Cash and cash equivalents	$1,704,385	$1,735,265
Restricted cash (1)	1,898	2,457
Total cash, cash equivalents and restricted cash	$1,706,283	$1,737,722

(1) Restricted cash is classified under the Prepaid expenses and other current assets and Other assets line items on the Consolidated Balance Sheets.

Notes
(1)    All dollar amounts in this press release are in U.S. Dollars unless otherwise indicated.
(2)    Use of Non-GAAP Financial Measures: In addition to reporting financial results in accordance with U.S. GAAP, the Company provides certain financial measures that are not in accordance with U.S. GAAP (Non-GAAP). These Non-GAAP financial measures have certain limitations in that they do not have a standardized meaning and thus the Company's definition may be different from similar Non-GAAP financial measures used by other companies and/or analysts and may differ from period to period. Thus it may be more difficult to compare the Company's financial performance to that of other companies. However, the Company's management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of these Non-GAAP financial measures both in its reconciliation to the U.S. GAAP financial measures and its consolidated financial statements, all of which should be considered when evaluating the Company's results.
The Company uses these Non-GAAP financial measures to supplement the information provided in its consolidated financial statements, which are presented in accordance with U.S. GAAP. The presentation of Non-GAAP financial measures is not meant to be a substitute for financial measures presented in accordance with U.S. GAAP, but rather should be evaluated in conjunction with and as a supplement to such U.S. GAAP measures. OpenText strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. The Company therefore believes that despite these limitations, it is appropriate to supplement the disclosure of the U.S. GAAP measures with certain Non-GAAP measures defined below.
Non-GAAP-based net income and Non-GAAP-based EPS, attributable to OpenText, are consistently calculated as GAAP-based net income (loss) or earnings (loss) per share, attributable to OpenText, on a diluted basis, excluding the effects of the amortization of acquired intangible assets, other income (expense), share-based compensation, and special charges (recoveries), all net of tax and any tax benefits/expense items unrelated to current period income, as further described in the tables below. Non-GAAP-based gross profit is the arithmetical sum of GAAP-based gross profit and the amortization of acquired technology-based intangible assets and share-based compensation within cost of sales. Non-GAAP-based gross margin is calculated as Non-GAAP-based gross profit expressed as a percentage of total revenue. Non-GAAP-based income from operations is calculated as GAAP-based income from operations, excluding the amortization of acquired intangible assets, special charges (recoveries), and share-based compensation expense.
Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) is consistently calculated as GAAP-based net income (loss), attributable to OpenText, excluding interest income (expense), provision for income taxes, depreciation and amortization of acquired intangible assets, other income (expense), share-based compensation and special charges (recoveries). Adjusted EBITDA margin is calculated as adjusted EBITDA expressed as a percentage of total revenue.
The Company's management believes that the presentation of the above defined Non-GAAP financial measures provides useful information to investors because they portray the financial results of the Company before the impact of certain non-operational charges. The use of the term “non-operational charge” is defined for this purpose as an expense that does not impact the ongoing operating decisions taken by the Company's management. These items are excluded based upon the way the Company's management evaluates the performance of the Company's business for use in the Company's internal reports and are not excluded in the sense that they may be used under U.S. GAAP.
The Company does not acquire businesses on a predictable cycle, and therefore believes that the presentation of Non-GAAP measures, which in certain cases adjust for the impact of amortization of intangible assets and the related tax effects that are primarily related to acquisitions, will provide readers of financial statements with a more consistent basis for comparison across accounting periods and be more useful in helping readers understand the Company’s operating results and underlying operational trends. Additionally, the Company has engaged in various restructuring activities over the past several years, primarily due to acquisitions and most recently in response to our return to office planning, that have resulted in costs associated with reductions in headcount, consolidation of leased facilities and related costs, all which are recorded under the Company’s “Special charges (recoveries)” caption on the Consolidated Statements of Income. Each restructuring activity is a discrete event based on a unique set of business objectives or circumstances, and each differs in terms of its operational implementation, business impact and scope, and the size of each restructuring plan can vary significantly from period to period. Therefore, the Company believes that the exclusion of these special charges (recoveries) will also better aid readers of financial statements in the understanding and comparability of the Company's operating results and underlying operational trends.
In summary, the Company believes the provision of supplemental Non-GAAP measures allow investors to evaluate the operational and financial performance of the Company's core business using the same evaluation measures that management uses, and is therefore a useful indication of OpenText's performance or expected performance of future operations and facilitates period-to-period comparison of operating performance (although prior performance is not necessarily indicative of future performance). As a result, the Company considers it appropriate and reasonable to provide, in addition to U.S. GAAP measures, supplementary Non-GAAP financial measures that exclude certain items from the presentation of its financial results.
The following charts provide unaudited reconciliations of U.S. GAAP-based financial measures to Non-GAAP-based financial measures for the following periods presented.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended September 30, 2022 (In thousands, except for per share data)
	Three Months Ended September 30, 2022
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$131,799		$(2,033)	(1)	$129,766
Customer support	27,354		(567)	(1)	26,787
Professional service and other	53,800		(1,525)	(1)	52,275
Amortization of acquired technology-based intangible assets	42,637		(42,637)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	593,688	69.7%	46,762	(3)	640,450	75.2%
Operating expenses
Research and development	110,198		(6,854)	(1)	103,344
Sales and marketing	167,170		(6,859)	(1)	160,311
General and administrative	78,074		(5,370)	(1)	72,704
Amortization of acquired customer-based intangible assets	54,438		(54,438)	(2)	—
Special charges (recoveries)	14,281		(14,281)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	146,353		134,564	(5)	280,917
Other income (expense), net	(189,231)		189,231	(6)	—
Provision for income taxes	33,625		50	(7)	33,675
GAAP-based net income (loss) / Non-GAAP-based net income, attributable to OpenText	(116,929)		323,745	(8)	206,816
GAAP-based earnings (loss) per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$(0.43)		$1.20	(8)	$0.77

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized gains (losses) on our derivatives which are not designated as hedges, that are related to the financing of the Micro Focus Acquisition. We exclude gains and losses on these derivatives as we do not believe they are reflective on our ongoing business and operating results.

(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 40% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)    Reconciliation of GAAP-based net income (loss) to Non-GAAP-based net income:

	Three Months Ended September 30, 2022
		Per share diluted
GAAP-based net income (loss), attributable to OpenText	$(116,929)	$(0.43)
Add:
Amortization	97,075	0.36
Share-based compensation	23,208	0.09
Special charges (recoveries)	14,281	0.05
Other (income) expense, net	189,231	0.70
GAAP-based provision for income taxes	33,625	0.12
Non-GAAP-based provision for income taxes	(33,675)	(0.12)
Non-GAAP-based net income, attributable to OpenText	$206,816	$0.77
Reconciliation of Adjusted EBITDA

Three Months Ended September 30, 2022
GAAP-based net income (loss), attributable to OpenText	$(116,929)
Add:
Provision for income taxes	33,625
Interest and other related expense, net	40,382
Amortization of acquired technology-based intangible assets	42,637
Amortization of acquired customer-based intangible assets	54,438
Depreciation	23,174
Share-based compensation	23,208
Special charges (recoveries)	14,281
Other (income) expense, net	189,231
Adjusted EBITDA	$304,047

GAAP-based net income (loss) margin	(13.7)%
Adjusted EBITDA margin	35.7%
Reconciliation of Free cash flows

Three Months Ended September 30, 2022
GAAP-based cash flows provided by operating activities	$131,959
Add:
Capital expenditures (1)	(36,324)
Free cash flows	$95,635

(1) Defined as “Additions of property and equipment” in the Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended June 30, 2022 (In thousands, except for per share data)
	Three Months Ended June 30, 2022
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$133,785		$(2,213)	(1)	$131,572
Customer support	30,571		(768)	(1)	29,803
Professional service and other	55,436		(1,465)	(1)	53,971
Amortization of acquired technology-based intangible assets	46,274		(46,274)	(2)	—
GAAP-based gross profit and gross margin (%) /Non-GAAP-based gross profit and gross margin (%)	633,793	70.2%	50,720	(3)	684,513	75.9%
Operating expenses
Research and development	118,931		(7,186)	(1)	111,745
Sales and marketing	185,985		(7,251)	(1)	178,734
General and administrative	85,958		(5,582)	(1)	80,376
Amortization of acquired customer-based intangible assets	56,341		(56,341)	(2)	—
Special charges (recoveries)	26,281		(26,281)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	137,591		153,361	(5)	290,952
Other income (expense), net	(19)		19	(6)	—
Provision for income taxes	(5,005)		40,090	(7)	35,085
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	102,196		113,290	(8)	215,486
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.38		$0.42	(8)	$0.80

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.
(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 5% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-

based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended June 30, 2022
		Per share diluted
GAAP-based net income, attributable to OpenText	$102,196	$0.38
Add:
Amortization	102,615	0.38
Share-based compensation	24,465	0.09
Special charges (recoveries)	26,281	0.10
Other (income) expense, net	19	—
GAAP-based provision for income taxes	(5,005)	(0.02)
Non-GAAP-based provision for income taxes	(35,085)	(0.13)
Non-GAAP-based net income, attributable to OpenText	$215,486	$0.80
Reconciliation of Adjusted EBITDA

Three Months Ended June 30, 2022
GAAP-based net income, attributable to OpenText	$102,196
Add:
Provision for income taxes	(5,005)
Interest and other related expense, net	40,342
Amortization of acquired technology-based intangible assets	46,274
Amortization of acquired customer-based intangible assets	56,341
Depreciation	22,706
Share-based compensation	24,465
Special charges (recoveries)	26,281
Other (income) expense, net	19
Adjusted EBITDA	$313,619

GAAP-based net income margin	11.3%
Adjusted EBITDA margin	34.8%
Reconciliation of Free cash flows

Three Months Ended June 30, 2022
GAAP-based cash flows provided by operating activities	$251,940
Add:
Capital expenditures (1)	(38,172)
Free cash flows	$213,768

(1) Defined as “Additions of property and equipment” in the Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended September 30, 2021 (In thousands, except for per share data)
	Three Months Ended September 30, 2021
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$119,779		$(907)	(1)	$118,872
Customer support	29,483		(721)	(1)	28,762
Professional service and other	51,725		(721)	(1)	51,004
Amortization of acquired technology-based intangible assets	53,167		(53,167)	(2)	—
GAAP-based gross profit and gross margin (%) /Non-GAAP-based gross profit and gross margin (%)	574,185	69.0%	55,516	(3)	629,701	75.7%
Operating expenses
Research and development	100,165		(2,934)	(1)	97,231
Sales and marketing	146,240		(4,610)	(1)	141,630
General and administrative	71,477		(4,041)	(1)	67,436
Amortization of acquired customer-based intangible assets	51,884		(51,884)	(2)	—
Special charges (recoveries)	344		(344)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	182,689		119,329	(5)	302,018
Other income (expense), net	29,782		(29,782)	(6)	—
Provision for income taxes	43,450		(6,355)	(7)	37,095
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	131,915		95,902	(8)	227,817
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.48		$0.35	(8)	$0.83

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.
(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 25% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-

based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended September 30, 2021
		Per share diluted
GAAP-based net income, attributable to OpenText	$131,915	$0.48
Add:
Amortization	105,051	0.38
Share-based compensation	13,934	0.05
Special charges (recoveries)	344	—
Other (income) expense, net	(29,782)	(0.11)
GAAP-based provision for income taxes	43,450	0.17
Non-GAAP-based provision for income taxes	(37,095)	(0.14)
Non-GAAP-based net income, attributable to OpenText	$227,817	$0.83

Reconciliation of Adjusted EBITDA

Three Months Ended September 30, 2021
GAAP-based net income, attributable to OpenText	$131,915
Add:
Provision for income taxes	43,450
Interest and other related expense, net	37,055
Amortization of acquired technology-based intangible assets	53,167
Amortization of acquired customer-based intangible assets	51,884
Depreciation	21,386
Share-based compensation	13,934
Special charges (recoveries)	344
Other (income) expense, net	(29,782)
Adjusted EBITDA	$323,353

GAAP-based net income margin	15.8%
Adjusted EBITDA margin	38.9%
Reconciliation of Free cash flows

Three Months Ended September 30, 2021
GAAP-based cash flows provided by operating activities	$189,669
Add:
Capital expenditures (1)	(26,712)
Free cash flows	$162,957

(1) Defined as “Additions of property and equipment” in the Consolidated Statements of Cash Flows.

(3)    The following tables provide a composition of our major currencies for revenue and expenses, expressed as a percentage, for the three months ended September 30, 2022 and 2021:

	Three Months Ended September 30, 2022		Three Months Ended September 30, 2021
Currencies	% of Revenue	% of Expenses(1)	% of Revenue	% of Expenses(1)
EURO	20%	11%	23%	13%
GBP	4%	5%	5%	6%
CAD	3%	14%	3%	14%
USD	65%	55%	61%	52%
Other	8%	15%	8%	15%
Total	100%	100%	100%	100%
(1) Expenses include all cost of revenues and operating expenses included within the Consolidated Statements of Income, except for amortization of intangible assets, share-based compensation and special charges (recoveries).